Exhibit 8.1

[FORM OF FEDERAL TAX OPINION]

                    , 2005

Boards of Trustees and Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

99 North Street

Pittsfield, Massachusetts 01201

Dear Board Members:

You have requested our opinion regarding certain federal income tax consequences of the conversion of Mutual Bancorp of the Berkshires, Inc. (the “Mutual Holding Company”) and its direct and indirect wholly-owned subsidiaries, Legacy Group, Inc. (the “Mid-Tier Holding Company”) and Legacy Banks (the “Bank”), from the mutual holding company structure to the stock holding company form, pursuant to the integrated transactions described below. Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations thereunder (the “Treasury Regulations”), and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify our opinion. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof. Since our opinion is rendered in advance of the closing of the transactions described below, we have assumed that the transactions will be consummated in accordance with such description, as well as all of the information and representations referred to herein. Any changes in the transaction could cause us to modify our opinion.

We opine only as to the matters expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

We express no opinion on the state or local income tax consequences of the transactions described herein. We understand that Wolf & Company, P.C. will address such matters in a separate letter.

We have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further examined and have relied upon the accuracy of the factual matters set forth in the Amended and Restated Plan of

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

Conversion (the “Plan”), the Registration Statement on Form S-1 filed by Legacy Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion (the “Application”) filed with the Massachusetts Division of Banks (the “Division”).

The Proposed Transactions

The Mutual Holding Company, a Massachusetts-chartered mutual holding company, the Mid-Tier Holding Company, a Massachusetts-chartered stock holding company, and the Bank, a Massachusetts-chartered stock savings bank, were created in a reorganization of a Massachusetts-chartered mutual savings bank in 1999 (the “MHC Reorganization”). In connection with the MHC Reorganization, the Mid-Tier Holding Company became the owner of 100% of the Bank’s issued shares of its common stock (“Bank Common Stock”). No other shares of Bank Common Stock were issued in connection with the MHC Reorganization. The Mid-Tier Company will own 100% of the outstanding Bank Common Stock immediately prior to the Conversion.

Subsequently, on May 25, 2005, the Mutual Holding Company adopted the Plan, providing for the conversion of the Mutual Holding Company into the capital stock form of organization. The Plan was amended on June 15, 2005.

The Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Mid-Tier Holding Company and the Bank believe that the reorganization of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in the stock holding company form of organization pursuant to the Plan is in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, as well as in the best interests of the Bank’s depositors. Accordingly, the following transactions will occur in the Conversion (as defined in the Plan) pursuant to the Plan:

1. The Mutual Holding Company will incorporate the Company, a Delaware corporation, for the purpose of holding all of the capital stock of the Bank and to facilitate the Conversion.

2. Subscription rights (“Subscription Rights”) to purchase shares of the common stock of the Company (“Conversion Stock”) will be issued without payment therefor to Eligible Account Holders, Supplemental Eligible Account Holders and Tax-Qualified Employee Plans (as such persons are defined in the Plan). In addition, Subscription Rights will be issued to

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

directors, trustees, officers, corporators and employees of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in a fourth priority category who do not otherwise qualify as Eligible or Supplemental Eligible Account Holders.

3. Upon the effective date (the “Effective Date”) of the Conversion, the Mid-Tier Holding Company will merge with and into the Mutual Holding Company pursuant to a plan of merger, with the Mutual Holding Company being the surviving corporation (the “Initial Merger”), and the Mutual Holding Company will merge with and into the Bank pursuant to a plan of merger, with the Bank being the surviving institution (the “MHC Merger”). As a result of the MHC Merger, (a) the shares of Bank Common Stock currently held by the Mutual Holding Company will be extinguished, and (b) the Eligible and Supplemental Eligible Account Holders will be granted interests in a liquidation account (the “Liquidation Account”) to be established by the Bank pursuant to the Plan.

4. Upon the Effective Date, the Company will sell shares of Conversion Stock in a subscription offering (the “Subscription Offering”) in order of priority to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Benefit Plans and directors, trustees, officers and employees of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. Any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold to the public through a Community Offering (as defined in the Plan), a Syndicated Community Offering (as defined in the Plan), and/or a Public Offering (as defined in the Plan) as determined by the Board of Directors of the Company in its sole discretion. Collectively, the Subscription Offering, the Community Offering, the Syndicated Community Offering and the Public Offering are referred to herein as the Offerings.

5. The Company will contribute to the Bank 50% of the net proceeds received by the Company in the Offerings (the “Contributed Offering Proceeds”) in exchange for 100% of the Bank Common Stock.

The Liquidation Account will be established by the Bank for the benefit of the Eligible and Supplemental Eligible Account Holders who maintain Deposit Accounts (as defined in the Plan) in the Bank after the Conversion. The Liquidation Account balance will initially be an amount equal to 100% of the Bank’s net worth as as of the date of the latest statement of financial condition contained in the final prospectus utilized in the Conversion. Each Eligible and Supplemental Eligible Account Holder will have an undivided interest in the Liquidation Account balance (referred to as a “subaccount balance”). The proportionate interest of an Eligible or Supplemental Eligible Account Holder in the Liquidation Account will never

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

increase, but will, however, decrease to reflect subsequent withdrawals from the Deposit Account of such Eligible or Supplemental Eligible Account Holders. In the sole event of a complete liquidation of the Bank after the Conversion, each Eligible and Supplemental Eligible Account Holder will be entitled to receive a liquidation distribution from the Liquidation Account in the amount of their then current interest before any liquidation distribution may be made with respect to the capital stock of the Bank.

Each Deposit Account in the Bank at the time of the consummation of the Conversion will become a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock purchased in the Offerings) and subject to the same terms and conditions (except as to liquidation rights) as such Deposit Account in the Bank had immediately preceding consummation of the Conversion.

Representations

You have made the following representations to us with regard to the Conversion. We have not independently investigated these representations, but we are relying on them as an integral part of our opinion.

a. The merger of the Mid-Tier Holding Company into the Mutual Holding Company and the merger of the Mutual Holding Company into the Bank in the MHC Merger will be effected pursuant to applicable state and/or federal banking laws.

c. The aggregate fair market value of the interest in the Liquidation Account and the Subscription Rights received by each Eligible or Supplemental Eligible Account Holder pursuant to the MHC Merger will be approximately equal to the fair market value of the equity interest in the Mutual Holding Company surrendered by the Eligible or Supplemental Eligible Account Holder in exchange therefor.

d. To the best of the knowledge of the management of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, there is no plan or intention on the part of the Eligible of Supplemental Eligible Account Holders to withdraw from their Deposit Accounts subsequent to the Conversion such that the withdrawals would reduce their aggregate interests in the Liquidation Account to an amount having a value at the Effective Date of less than fifty percent of the value of the aggregate interests which the Eligible and Supplemental

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

Eligible Account Holders of the Mutual Holding Company will have in the residual equity of the Mutual Holding Company immediately prior to the Conversion.

d. The Bank has no plan or intention to reacquire any of the interests in the Liquidation Account issued in the MHC Merger.

e. The liabilities of the Mid-Tier Holding Company assumed by the Mutual Holding Company in the Initial Merger and the liabilities to which the transferred assets of the Mid-Tier Holding Company are subject were incurred by the Mid-Tier Holding Company in the ordinary course of its business.

f. The liabilities of the Mutual Holding Company assumed by the Bank in the MHC Merger and the liabilities to which the transferred assets of the Mutual Holding Company are subject were incurred by the Mutual Holding Company in the ordinary course of its business.

g. The Company, the Bank, the Mutual Holding Company, the Mid-Tier Holding Company and the Eligible and Supplemental Eligible Account Holders will pay their respective expenses, if any, incurred in connection with the Conversion, except that the Company, the Bank and the Mutual Holding Company may pay fees to brokers and investment bankers for assisting Eligible and Supplemental Eligible Account Holders and other eligible subscribers in completing and/or submitting Order Forms (as defined in the Plan). The expenses for brokers and investment bankers to assist Eligible and Supplemental Eligible Account Holders and other eligible subscribers are solely and directly related to the Conversion and will be paid by the Company, the Bank and the Mutual Holding Company directly to the brokers and investment bankers.

h. There is no intercorporate indebtedness existing (i) between the Mid-Tier Holding Company and the Mutual Holding Company, (ii) between the Mid-Tier Holding Company and the Bank, (iii) between the Mutual Holding Company and the Bank, or (iv) between the Company and the Bank that was issued, acquired, or will be settled at a discount in the Conversion.

i. None of the Company, the Bank, the Mid-Tier Holding Company or the Mutual Holding Company is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

j. None of the Mutual Holding Company, the Mid-Tier Holding Company or the Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

k. The fair market value of the assets of the Mid-Tier Holding Company transferred to the Mutual Holding Company Bank in the Initial Merger will equal or exceed the sum of the liabilities assumed by the Mutual Holding Company plus the amount of liabilities, if any, to which the transferred assets are subject.

l. The fair market value of the assets of the Mutual Holding Company transferred to the Bank in the MHC Merger will equal or exceed the sum of the liabilities assumed by the Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

m. The total adjusted basis of the assets of the Mid-Tier Holding Company transferred to the Mutual Holding Company in the Initial Merger will equal or exceed the sum of the liabilities assumed by the Mutual Holding Company, plus the amount of liabilities, if any, to which the transferred assets are subject.

n. The total adjusted basis of the assets of the Mutual Holding Company transferred to the Bank in the MHC Merger will equal or exceed the sum of the liabilities assumed by the Bank, plus the amount of liabilities, if any, to which the transferred assets are subject.

o. The Bank has no plan or intention to issue additional shares of its stock that would result in the Company owning less than all of the outstanding stock of the Bank.

p. The Company has no plan or intention to liquidate the Bank; to merge the Bank with or into another corporation; to sell or otherwise dispose of the stock of the Bank except for transfers of stock to corporations controlled by the Company; or to cause the Bank to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Bank.

q. The Company does not own, nor has it owned during any period of its existence, any shares of stock of the Bank.

r. On the Effective Date, the fair market value of the assets of the Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

Opinions

Based on the foregoing description of the Conversion, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that, if the Conversion were to be consummated as described above as of the date hereof, then:

1. The Initial Merger will constitute a tax-free reorganization within the meaning of Section 368(a) (1) (A) of the Code. (Section 368(a) (1) (A) of the Code.)

2. Neither the Mid-Tier Holding Company nor the Mutual Holding Company will recognize any gain or loss as a result of the Initial Merger. (Section 361 of the Code). The Mid-Tier Holding Company and the Mutual Holding Company will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

3. The basis of the assets of the Mid-Tier Holding Company to be received by the Mutual Holding Company will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

4. The holding period of the assets of the Mid-Tier Holding Company to be received by the Mutual Holding Company will include the holding period of those assets in the hands of the Mid- Tier Holding Company. (Section 1223(2) of the Code.)

5. No gain or loss will be recognized by the Eligible or Supplemental Eligible Account Holders as a result of the Initial Merger. (Section 354(a) of the Code.)

6. The MHC Merger will constitute a tax-free reorganization within the meaning of Section 368(a) (1) (A) of the Code. (Section 368(a) (1) (A) of the Code.)

7 The exchange, as a result of the MHC Merger, of the equity interests of the Eligible Account Holders in the Mutual Holding Company for interests in the Liquidation Account established by the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

8. The Mutual Holding Company will not recognize any gain or loss as a result of the MHC Merger or on the transfer of the Mutual Holding Company’s assets to the Bank in

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

exchange for an interest in the Liquidation Account established in the Bank for the benefit of the Eligible Account Holders who remain depositors of the Bank. (Section 361 of the Code.)

9 No gain or loss will be recognized by the Bank as a result of the MHC Merger or upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the Eligible Account Holders of an interest in the Liquidation Account. (Section 1032(a) of the Code.)

10. The basis of the assets of the Mutual Holding Company to be received by the Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

11. The holding period of the assets of the Mutual Holding Company to be received by the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

12. The Eligible and Supplemental Eligible Account Holders will recognize no gain or loss as a result of the MHC Merger or upon the receipt of interests in the Liquidation Account in the Bank in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

13. The Company will recognize no gain or loss upon the receipt of cash in the Offerings in exchange for shares of Conversion Stock. (Section 1032 of the Code.)

14. The Company will recognize no gain or loss upon the transfer of the Contributed Offering Proceeds to the Bank in exchange for common stock of the Bank. (Section 351(a) of the Code.)

15. The Bank will recognize no gain or loss upon the receipt of the Contributed Offering Proceeds from the Company in exchange for common stock of the Bank. (Section 1032 of the Code.)

16. No gain or loss will be recognized by the Company, or by the Eligible or Supplemental Eligible Account Holders and other persons described in the Plan who will receive Subscription Rights, as a result of the distribution to the Eligible and Supplemental Eligible Account Holders and such other persons of Subscription Rights relating to Conversion Stock. Eligible and Supplemental Eligible Account Holders and other recipients of Subscription Rights

Boards of Directors

Mutual Bancorp of the Berkshires, Inc.

Legacy Group, Inc.

Legacy Banks

Legacy Bancorp, Inc.

                    , 2005

will not recognize gain or loss as a result of the exercise of such Subscription Rights to purchase shares of Conversion Stock, provided that the amount to be paid for the Conversion Stock is equal to the fair market value of the Company Common Stock. The basis of the Conversion Stock to the Company’s stockholders will be the purchase price thereof plus the basis, if any, of the Subscription Rights (which, as described below, we have assumed is zero).

We note that you have received an opinion of Keller & Company, Inc. which concludes that the Subscription Rights have no value. Under past rulings of the IRS, gain may be recognized by a recipient of Subscription Rights to the extent of the fair market value of the Subscription Rights received. The opinion of Keller & Company, Inc. has no binding effect on the IRS. We express no opinion on the fair market value of the Subscription Rights and, insofar as our opinion in paragraph 16 relates to the federal income tax consequences of the distribution of Subscription Rights, we are relying upon the opinion of Keller & Company, Inc. regarding the valuation of the subscription rights.

We hereby consent to the filing of the opinion as an exhibit to the Application filed with the Division and to the Company’s Registration Statement on Form S-l as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application and S-l under the captions “Tax Aspects of the Conversion” and “Legal Opinions.”

Very truly yours,

LORD, BISSELL & BROOK LLP